LICENSE AGREEMENT

         THIS LICENSE AGREEMENT is entered into as of this 6th day of April, 1998, by and between KAVOURAS, INC., a Minnesota corporation ("Kavouras") and EARTHWATCH COMMUNICATIONS, INC., a Minnesota corporation ("EarthWatch").

         WHEREAS, EarthWatch has developed and is the owner of certain software which it desires to license to Kavouras, and which Kavouras desires to license from EarthWatch, under the terms and conditions set forth herein.

         NOW, THEREFORE, for good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the parties hereto agree as follows:

         1.       Grant of License.

                  a. EarthWatch hereby grants to Kavouras, and Kavouras hereby accepts, an exclusive (including as to EarthWatch), royalty-free license under the Licensed Rights (as hereinafter defined) to make, have made, use, market, license, sublicense, distribute, reproduce, copy, sell and incorporate into derivative works the Licensed Products (as defined hereinafter). As used herein, the term "Licensed Rights" means:

                       (1) U.S. Patent No. 5,379,215, "Method for Creating a 3D Image of Terrain and Associated Weather," any patent resulting from a continuation application, continuation-in-part application, divisional application, re-examination application, re-issue application or foreign application related to the subject matter of U.S. Patent No. 5,379,215, "Method for Creating a 3D Image of Terrain and Associated Weather;"

                       (2) all other patents covering the manufacture, use or sale of the Licensed Products;

                       (3)  all copyrights related to the Licensed Products;

                       (4) all mask work registrations related to the Licensed Products;

                       (5) all trade secrets, know-how and show-how related to the Licensed Products;

                       (6)  all shop rights  related to the  Licensed  Products;
                            and

                       (7) any and all other rights now owned or hereafter acquired by EarthWatch related to the Licensed Products.

                                       1

         As used herein, the term "Licensed Products" means:

                       (1) EarthWatch's Reality 3d Realtime Software (including, without limitation, Reality 3D textured skylines and the product referred to internally by EarthWatch as "virtual set");

                       (2)  EarthWatch's    SchoolWatch    Software   (and   all
                            work-in-progress thereon to the extent incomplete);

                       (3)  EarthWatch's Showmaker Software;

                       (4) EarthWatch's StormWatch Software (provided that the license to this software product only shall be non-exclusive);

                       (5) all enhancements, other software, modules and components used to produce real time three-dimensional and fly-through effects used in television broadcast, including those necessary to create a fully functional on-air news and weather graphics system (excluding EarthVision, also known as WorldScape);

                       (6) all manuals or other documentation pertaining to any of the foregoing; and

                       (7) all derivative works or other products developed by or for Kavouras which relate in any way to any of the foregoing.

                  b. EarthWatch hereby grants to Kavouras a non-exclusive, royalty-free license to use and or sublicense the trademarks "Reality 3D," "Reality 3D Real Time" and "SchoolWatch." EarthWatch further grants to Kavouras a non-exclusive, perpetual, royalty-free license to use and sublicense the use of any other trademark, service mark, logo, trade name or trade dress used by EarthWatch in connection with the Licensed Products. Upon reasonable notice and during normal business hours, EarthWatch shall have the right to review (1) how Kavouras is using any mark licensed in advertising, promotional materials, packaging and labeling; and (2) samples of the products with which Kavouras is using the marks. All information obtained in conjunction with such review shall be held in confidence by EarthWatch and used exclusively for determining whether Kavouras is using the mark(s) in a manner consistent with this Agreement and in connection with products and services that are of good quality. Upon completion of such review, EarthWatch may, at its option, deliver written notice to Kavouras requesting specific reasonable changes to the advertisements, promotional materials, packaging and labeling or products with which Kavouras is using the marks. Kavouras shall then have a reasonable time to implement any such changes reasonably requested by EarthWatch.

                                       2

                  c. EarthWatch shall deliver to Kavouras all information and materials required to carry out this Agreement, including, but not limited to: (1) patents and patent applications, (2) trademark or service mark applications and registrations, (3) copyright applications and registrations, (4) mask works and mask work registrations, (5) source code, (6) object code, (7) software, (8) know-how and show-how,
         (9) drawings, specifications, designs, plans, proposals, data, and other works, (10) manufacturing and production processes, techniques, research and development information, and (11) notes, shop manuals, formulae and prototypes.

                  d. Kavouras shall also have the right, at the sole cost and expense of Kavouras, to take whatever steps it deems necessary to protect the Licensed Rights and Licensed Products. EarthWatch agrees to cooperate with such efforts and sign any papers required to acquire, protect or enforce such rights.

                  e. It is agreed and understood that the exclusive licenses hereby granted shall be subject only to the rights of those existing licensees under existing agreements, all of whom and which are set forth on Exhibit A attached hereto, provided that EarthWatch will not renew and agrees to terminate any and all of such license agreements at the earliest possible date upon the reasonable request of Kavouras with respect to any specific licensee.

                  f. The term of the  licenses  granted  herein  shall be twenty
         (20) years from the date hereof, provided that any sublicenses granted to end users of the Licensed Products shall be perpetual.

         2. License Fee. Contemporaneously herewith, Kavouras shall pay to EarthWatch as the sole and only one-time license fee and fee for acquiring an option to license pursuant to a separate agreement of even date herewith the sum of One Million Five Hundred Thousand and No/100 Dollars ($1,500,000.00). The parties have agreed that Two Hundred Fifty Thousand and No/100 Dollars
($250,000.00) of the foregoing payment shall be escrowed pursuant to a escrow agreement of even date herewith. No other payments shall be due or owing from Kavouras for the rights granted hereunder.

         3. Territory. The licenses granted herein, and the exclusivity rights in connection therewith, shall extend throughout the world, with the exception of the United States and Canada. The limitation of the Territory herein shall only limit sales and distribution, which shall be limited to customers outside the United States and Canada, but shall not limit or prohibit manufacturing, packaging, software development, initiating marketing (e.g. placing phone calls from, purchasing and preparing documentation in the United States and/or Canada), and similar activities within the United States and/or Canada.

         4. Representations and Warranties. EarthWatch hereby represents and warrants to Kavouras that:

                                       3

                  a. EarthWatch is the sole and exclusive owner, free from any liens, security interests or other encumbrances or claims of third parties, of the Licensed Products including all copyright and other proprietary rights therein, and of the ideas, procedures, processes, systems, methods of operation and concepts which are embodied therein. EarthWatch has been granted such rights under U.S. Patent No. 5,379,215, "Method for Creating a 3D Image of Terrain and Associated Weather," and the license of the Licensed Products herein granted or the use of the Licensed Products for the purposes permitted hereunder will not constitute an infringement of any third party's intellectual property rights or constitute a breach of any agreement between EarthWatch and any third party, including, without limitation, that certain Reseller License Agreement by and between EarthWatch and WSI Corporation, as amended, that certain Software License Agreement by and between EarthWatch and Weather Central, Inc. and that certain Exclusive Distributor Agreement for EarthWatch Products in the Government Market by and between EarthWatch and Sterling Software (U.S.), Inc. (the parties agree that EarthWatch shall immediately request and shall diligently pursue and obtain no later than fourteen days after the date hereof a UCC-3 to release of record all filings in favor of Northern Trust);

                  b. the right and license granted to Kavouras hereunder is exclusive to Kavouras within the Territory except as expressly set forth herein and no parties, other than the licensees under the agreements set forth on Exhibit A, have rights to the Licensed Products within the Territory;

                  c. the Licensed Products, and all portions thereof, are free from material defects in material and workmanship and will, without modification or supplementation, permit the user thereof to create real-time 3D images of terrain and associated weather from data supplied by or to the user, provided that Kavouras acknowledges that the current version of the Licensed Products will not permit the user thereof to create real-time 3D images of terrain and associated weather from data supplied by or to the user using Kavouras data and that Kavouras and EarthWatch are in the process, pursuant to a Consulting Agreement, of creating the data interface to permit such functionality;

                  d. The individuals executing this Agreement on behalf of EarthWatch have the requisite authority to execute this Agreement and such other documents as are contemplated or to be delivered by EarthWatch herein, and to bind EarthWatch thereto; and EarthWatch has the full and complete authority to perform its obligations hereunder;

         In the event of a breach of the representations and warrantees contained above, EarthWatch agrees to diligently pursue and obtain at its sole cost and expense all intellectual property and contract rights necessary to make such representation and warranty true and correct and to provide Kavouras with the exclusive rights to the Licensed Products granted hereunder. EarthWatch's failure to do so within a reasonable time and in any event prior to the suffering by Kavouras of any damages, whether to third parties or otherwise, shall result in Kavouras having the rights and remedies provided in Section 5 hereof.

                                       4

         5. Indemnification. EarthWatch agrees to indemnify, defend and hold Kavouras harmless from and against any and all loss, cost, damage, judgments and liabilities (including reasonable attorneys' fees) arising out of any breach of the representations and warrantees made by EarthWatch herein. Without limiting the foregoing, EarthWatch shall pay any and all damages, costs and attorneys' fees awarded in any action against Kavouras based on such claim, as well as any other damages which may be suffered by Kavouras by reason of its being deprived of its rights hereunder or its having such rights limited, restricted or infringed in any manner. Kavouras agrees to provide EarthWatch with notice of any such claim within a reasonable time after Kavouras learns of such claim. In addition to the foregoing indemnity and defense obligations, EarthWatch agrees to provide to Kavouras at EarthWatch's sole cost and expense all necessary assistance in evaluating and/or opposing any such claim, including, without limitation, providing access to programmers, documentation and prior versions of the Licensed Products. Notwithstanding and in limitation of the foregoing, the parties agree that EarthWatch's liability under this paragraph 5 shall not exceed the consideration paid to EarthWatch by Kavouras pursuant to this Agreement, together with any sums paid to third party claimants as a result of such breaches.

         6.       [Intentionally Deleted].

         7. Source Code. Within ten (10) days after the date hereof, EarthWatch agrees to provide Kavouras with a copy of the source code for the Licensed Products, together with all other materials and intellectual property necessary to permit Kavouras to fully exercise the rights granted to it hereunder and to fulfill the obligations of EarthWatch hereunder. It is agreed that Kavouras may copy or modify or incorporate such source code and other property, or any portion thereof, into products to be created hereafter by or for Kavouras, which products shall be the sole property of Kavouras.

         8. Registration of License. EarthWatch agrees that Kavouras may, at the sole costs and expense of Kavouras, file notice of its rights under this license with the United States Copyright Office and/or the United States Patent and Trademark Office and EarthWatch agrees to cooperate with any such filings, including, without limitation, executing and delivering for no additional consideration any assignments or similar documents necessary to accomplish such filing.

         9. Support. EarthWatch agrees that it will provide reasonable support to Kavouras in the exercise of Kavouras' rights under this Agreement.

         10. No Agency. Kavouras and EarthWatch are not, and shall not be deemed or considered to be joint venturers, partners, agents, servants, employees, fiduciaries or representatives of each other, and no party to this Agreement shall have the right or power to bind or obligate any other party to this Agreement.

                                       5

         11. No Waiver. Failure by either party to enforce any provision hereunder shall not be deemed a waiver of such provision or of the right to enforce such provision in the future.

         12. Governing Law; Venue. This Agreement shall be governed by and construed in accordance with the laws of the State of Minnesota. Any action brought under this Agreement shall be brought in the state or federal courts of the State of Minnesota, provided that, notwithstanding this provision, Kavouras shall have the right to implead EarthWatch in any action which falls within the scope of EarthWatch's indemnification obligations under this Agreement, without regard to the venue of such action.

         13. Severability. In the event that any provision of this Agreement shall be held by a court of competent jurisdiction to be unlawful or unenforceable, the remaining provisions of this Agreement shall remain in full force and effect and shall not be affected, impaired or invalidated in any manner.

         14. Assignment. Neither party may assign its rights hereunder without the consent of the other, which consent will not be unreasonably withheld or delayed, except in connection with a sale of all or substantially all of the assets of a party. The parties hereto acknowledge and agree that the benefits, but not the burdens, of the interests of Kavouras in this Agreement have been assigned to DTN Market Communications Group, Inc. ("DTN") pursuant to that certain Agreement Regarding Purchase of Contract and Contract Rights ("Assignment") dated March 30, 1998, among Kavouras, DTN and Data Transmission Network Corporation, subject to such beneficial interests and rights reverting back to Kavouras as provided in the Assignment; and that DTN shall have no liabilities or obligations under this Agreement except the obligation to Kavouras to pay the EarthWatch Payments as defined in and provided for in the Assignment. While this Assignment remains in effect, EarthWatch shall send copies of all notices given to Kavouras hereunder to Data Transmission Network Corporation, 9110 West Dodge Road, Suite 200, Omaha, NE 68114, Attention Greg T. Sloma, President.

         15. Entire Agreement. This Agreement contains and states the entire agreement of the parties with regard to the license granted hereby and supersedes all proposals, oral or written, and all other communications between the parties relating to this Agreement.

         16. Amendment. No modification or amendment of this Agreement shall be made except by an instrument in writing signed by both of the parties hereto.

         17. Notices. Any notices required or permitted to be given hereunder shall be in writing and shall be (i) personally delivered, (ii) sent by a reputable overnight courier (e.g., Federal Express) or (iii) mailed by registered or certified United States Mail, return receipt requested and shall be deemed delivered (x) on the date of personal delivery, if such is a business

                                       6
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

day or the next business day if not, (y) the day designated for delivery by the overnight courier, or (z) three days after posting in the United States Mail in the manner provided above. All such notices shall be directed to the receiving party at the following addresses or such other address as a party may designate by notice in accordance with the provisions hereof:

                  If to Kavouras:          Kavouras, Inc.
                                           11400 Rupp Drive
                                           Burnsville, MN 55337-1279
                                           Attention:  Stephen Kavouras

                  With copy to:            Malkerson Gilliland Martin LLP
                                           1500 AT&T Tower
                                           901 Marquette Avenue
                                           Minneapolis, MN 55402
                                           Attention:  Michael S. Gilliland

                  If to EarthWatch:        EarthWatch Communications, Inc.
                                           Woodland Office Building
                                           17113 Minnetonka Boulevard, Suite 120
                                           Minnetonka, MN 55345
                                           Attention:  Douglas P. Kruehoeffer

                  With copy to:            Leonard Street & Deinard
                                           150 South Fifth Street, Suite 2300
                                           Minneapolis, MN  55402
                                           Attention:  James J. Bertrand

         18. Servicing. Commencing July 1, 1998, Kavouras shall assume EarthWatch's written obligations to service and/or maintain the Reality 3D software which has been licensed to third parties, excluding third parties in the United States and Canada, and Kavouras shall be entitled to any and all fees payable in connection with such servicing and/or maintenance, including any fees which have been paid prior to the date hereof for service and maintenance which will be performed by Kavouras. EarthWatch represents and warrants to Kavouras that EarthWatch has disclosed to Kavouras in writing all of EarthWatch's written obligations for servicing and/or maintenance of the Reality 3D software and all fees which have been paid prior to the date hereof for service and maintenance which will be performed by Kavouras (See attached Exhibit B). EarthWatch and Kavouras agree that Kavouras shall have no responsibility to service or maintain any other EarthWatch software unless the parties reach a separate written agreement regarding such services.

         19. Non-Competition. In consideration for the sums paid hereunder and the agreements made herein, EarthWatch shall not, within the Territory (i) shall not compete directly or indirectly with the Kavouras, DTN or their assignees, in

                                       7
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

the sale, license, distribution or development of weather and/or news graphics and/or imagery products and services within the replayed or live broadcast market, including, without limitation, television (broadcast, cable, satellite and other broadcast means) and internet-delivered live or replayed broadcasts, provided that EarthWatch may sell, license and distribute the product known as Stormwatch, and (ii) shall not sell, license, distribute or develop products which compete directly or indirectly with, or have the capabilities of competing with, the Licensed Products, provided that the products known as StormWatch and Earthvision, without modification to add real time effects or other modifications that make such products more competitive with the Licensed Products, are excepted from this subparagraph (ii).

         EXECUTED by the parties hereto effective the day and year first above written.

                                    KAVOURAS, INC.



                                    By:/s/ Laura Burrow
                                       -----------------------------
                                       Laura Burrow, Chief Operating Officer



                                    EARTHWATCH COMMUNICATIONS, INC.



                                    By:/s/Craig Burfeind
                                       ------------------------------
                                       Craig Burfeind, President

                                       8

                                    EXHIBIT A

                        Licensees and License Agreements

                         EXISTING LICENSEES/DISTRIBUTORS

--------------------------------------------------------------------------------------------------------------------
Parties: EarthWatch Communications,
 Inc. &                                  Type of Agreement                                 Date
--------------------------------------------------------------------------------------------------------------------
Clever Telecom, S.A.                     Distributor Agreement                             05/19/94
--------------------------------------------------------------------------------------------------------------------
Digital Broadcast Systems                Distribution Agreement                            12/15/96
--------------------------------------------------------------------------------------------------------------------
ATM Ltd.                                 Distributor Agreement                             05/12/94
--------------------------------------------------------------------------------------------------------------------
ATLAS SA                                 Distributor Agreement                             05/18/94
--------------------------------------------------------------------------------------------------------------------
Symbolic Technologies PTE LTD.           Distributor Agreement                             05/12/94
--------------------------------------------------------------------------------------------------------------------
Video Graphics & Communication CO Ltd.   Distributor Agreement                             05/12/94
--------------------------------------------------------------------------------------------------------------------
Salam Technical Services (Qatar)         Distributor Agreement                             06/23/94
--------------------------------------------------------------------------------------------------------------------
Mitsui & Co. Ltd.                        Distributor Agreement                             02/01/95
--------------------------------------------------------------------------------------------------------------------
Advanced Communication Equipment
 (Int'l) Co Ltd.                         Distributor Agreement                             05/12/94
--------------------------------------------------------------------------------------------------------------------
Reality Horizons Pty Ltd.                Distribution Agreement                            07/01/97
--------------------------------------------------------------------------------------------------------------------
Quantum Pacific Pty Ltd.                 Distribution Agreement                            12/01/96
--------------------------------------------------------------------------------------------------------------------
Video Design Systems Inc.                Distributor Agreement                             05/20/94
--------------------------------------------------------------------------------------------------------------------
Salam Technical Services/OMNIX           Distributor Agreement                             06/20/94
--------------------------------------------------------------------------------------------------------------------
END USER LICENSEES

--------------------------------------------------------------------------------------------------------------------
Sterling Software (U.S.), Inc.           Exclusive Distributor Agreement                   12/11/96
--------------------------------------------------------------------------------------------------------------------
ICELAND AGREEMENT


                                       9

                                    EXHIBIT B

             Written Servicing Obligations and Fees Already Received



                                       10

                                    EXHIBIT C

   Existing Agreements for License or Distribution of Products Which May Compete
               With the Licensed Products Within the Territory

                                       11
                                    - 129 -